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                                                                    EXHIBIT 99.2

                           FORWARD-LOOKING STATEMENTS

         Certain of our statements about our financial condition, results of operations, cash flows, dividends, financing plans, business strategies, capital or other expenditures, competitive positions, growth opportunities, plans and objectives of management, and other matters are forward-looking statements. The words "estimate," "project," "intend," "expect," "believe," "forecast," and similar expressions are intended to identify these forward-looking statements, but some of these statements may use other phrasing. In addition, any statement that is not a historical fact is a "forward-looking statement." Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Matria to differ materially from historical results or from any results expressed or implied by such forward-looking statements. In addition to the specific risk factors described in the Exhibit entitled "Risk Factors" included in this filing, important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

         - changes in reimbursement rates, policies or payment practices by third-party payors, whether initiated by the payor or legislatively mandated;

         - the loss of major customers;

         - termination of our exclusive supply agreement with Nipro Corporation or failure to continue the agreement on the terms currently in effect;

         - impairment of our rights in our intellectual property;

         - increased or more effective competition;

         - new technologies that render obsolete or non-competitive products and services offered by us;

         - changes in laws or regulations applicable to us or failure to comply with existing laws and regulations;

         - future healthcare or budget legislation or other health reform initiatives;

         - increased exposure to professional negligence liability;

         - losses due to foreign currency exchange rate fluctuations or deterioration of economic conditions in foreign markets;

         - changes in company-wide or business unit strategies;

         - the effectiveness of our advertising, marketing and promotional programs;

         - market acceptance of our disease management products; and

         - increases in interest rates.

         Many of such factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Except as required by law, we expressly disclaim any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this information circular or to reflect the occurrence of unanticipated events.